Exhibit 15.1

Assentsure PAC UEN – 201816648N 180B Bencoolen Street #03-01 The Bencoolen Singapore 189648 http://www.assentsure.com.sg

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements on Form S-8 (File No. 333-287282) and Form F-3 (No. 3333-288867) of our report dated January 28, 2026, with respect to the consolidated financial statements of Antelope Enterprise Holdings Limited, appearing in this Form 20-F for the transition period from January 1, 2025 to September 30, 2025.

/s/ Assentsure PAC

Singapore

January 28, 2026